EXHIBIT 10.57

                                       TO

                            FORM 10-K ANNUAL REPORT

                                   UNDER THE

                        SECURITIES EXCHANGE ACT OF 1934

                           FOR THE FISCAL YEAR ENDED

                               DECEMBER 31, 1994



                   LOAN AGREEMENT WITH BANK ONE, ARIZONA N.A.

                               DECEMBER 16, 1994




DATE:        December 16, 1994

PARTIES:     Borrower:   INTER-TEL, INCORPORATED, an Arizona corporation.

             Bank:       BANK ONE, ARIZONA, NA, a national banking association.


AGREEMENT: For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank agree as follows:

1.   SCHEDULE OF TERMS.

     2.       Commitment Amount:  $5,000,000.00.

     3.1      Scheduled Commitment expiration date: May 1, 1996.

     3.3 Each of the following Persons acting alone is authorized to request Advances:

     Steven G. Mihaylo, Chairman and CEO; or Kurt R. Kneip, Vice President, Chief Financial Officer and Secretary/ Treasurer, or Ralph Marsh, Assistant Secretary and Assistant Treasurer; or Margaret Hollingsed, Assistant Treasurer

     Each of the following Persons acting alone is authorized to request Letters of Credit and to execute Letter of Credit Agreements:

     Steven G. Mihaylo, Chairman and CEO; or Kurt R. Kneip, Vice President, Chief Financial Officer and Secretary/ Treasurer, or Ralph Marsh, Assistant Secretary and Assistant Treasurer; or Margaret Hollingsed, Assistant Treasurer

     3.5.1    Commitment fee:                         $ 15,000.00.

     3.5.2    Letter of Credit Issuance Fee:  Rate:   1.00% per annum.

     5.1 and 6.1 Purpose of Advances and Letters of Credit: Advances are to be used to pay reimbursement Amounts under Letter of Credit Agreements and to support working capital. Letters of Credit are to be used to finance inventory purchases.

     5.1.2    Fiscal year of Borrower:  From January 1 to December 31.

     6.4.1 Financial statements due within 45 days after the end of each fiscal quarter.

              Financial statements requirements: Accrual Basis and GAAP..

              Certification requirements: Borrower prepared financial statements

              Person(s) to sign financial statements on behalf of Borrower:

              Name: Kurt R. Kneip   Title: Vice President, Chief Financial
                                           Officer and Secretary/Treasurer
     6.4.2 Financial statements due within 90 days after the end of each fiscal year of Borrower.

              Financial statements requirements: Accrual Basis and GAAP..

              Certification    requirements:    Independent   certified   public
              accountant satisfactory to Bank to audit financial statements and deliver an unqualified opinion on the financial statements.


     6.11.1   Minimum Tangible Net Worth:         $30,000,000.00

     6.11.2   Current Ratio:                      1.5 to 1.0

     6.11.3   Minimum Fixed Coverage Ratio        2.0 to 1.0

     7.7      Capital expenditures limit:         $ 7,000,000.00

     7.8      Leases rental limit:                $ 3,000,000.00

     7.9      Indebtedness limit:                 $ 1,000,000.00

     7.10           Maximum Net Loss:             $1,250,000.00

2. DEFINITIONS. In this Agreement, the following terms shall have the following meanings and all capitalized financial terms used and not defined in this Agreement shall have the meanings determined in accordance with GAAP:

"Advance" means an advance by Bank to Borrower hereunder.

"Agreement" means this Loan Agreement as it may be amended, modified, extended, renewed, restated, or supplemented from time to time.

"Approvals and Permits" means each and all approvals, authorizations, bonds, consents, certificates, franchises, licenses, permits, registrations, qualifications, and other actions and rights granted by or filings with any Persons necessary, appropriate, or desirable for ownership, lease, or use by Borrower of its assets and property or for the conduct of the business and operations of Borrower.

"Borrower Loan Documents" means the Loan Documents executed or delivered by Borrower from time to time.

"Business Day" means a day of the year on which banks are not required or authorized to close in Phoenix, Arizona.

"Collateral" means the property, interests in property, and rights to property securing any or all Obligations from time to time.

"Commitment" means the agreement of Bank in Sections 3.1 and 3.2 to issue Letters of Credit and to make Advances pursuant to the terms and conditions in Letter of Credit Agreements and herein.

"Commitment Amount" means the amount specified in Section 1.

"Current Assets" means current assets under GAAP, provided that, regardless of GAAP, Current Assets shall not include: accounts receivable other than trade accounts receivable; receivables due from stockholders, directors, officers, partners, members, employees, subsidiaries, and other affiliates; promissory notes, including the portion due within the current period, unless the obligation evidenced thereby has been independently verified to Bank by an independent certified public accountant; accrued interest receivable; income tax refunds receivable; prepaid expenses; cash surrender value of life insurance policies; guarantee or performance deposits; and dealer reserves.

"Current Liabilities" means current liabilities under GAAP and, in addition, the following: all indebtedness to stockholders, directors, officers, partners, members, employees, subsidiaries, and other affiliates that is not subordinated to the satisfaction of Bank to the obligations of Borrower under the Loan Documents as to Liens and Encumbrances, time and right of payment, and rights against Collateral.

"Customer" means a customer of Borrower.

"ERISA" means the Employee Retirement Income Security Act of 1974 and the regulations and published interpretations thereunder, as in effect from time to time.

"Event of Default" has the meaning specified in the Note and the other Loan Documents.

"Existing Letter(s) of Credit" means any and all letter(s) of credit issued by Bank at the request of Borrower prior to the date of this Agreement, as to which letter(s) of credit the date that is the Standard Number of Days after the last date for payment of drafts drawn or drawn and accepted thereunder is after the date of this Agreement.

"Fixed Coverage Ratio" defined as (i) Net Income before Interest, Lease and Tax Expense; divided by: (ii) Interest, Lease and Current Maturities Long Term Debt on a rolling four qurter basis.

"GAAP" means generally accepted accounting principles consistently applied.

"Governmental Authority" means any government, any court, and any agency, authority, body, bureau, department, or instrumentality of any government.

"Intangible Assets" means all intangible assets under GAAP, provided that, regardless of GAAP, Intangible Assets shall include: copyrights; franchises; goodwill; licenses; loan origination fees; non-competition covenants; organization or formation expenses; patents; shares of the capital stock of Borrower; service marks; service names; trademarks; tradenames; write-up in the book value of any asset in excess of the acquisition cost of the asset to Borrower; any amount, however designated on the balance sheet, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of Borrower; unamortized debt discount; deferred discount; computer software; and research and development costs and expenses.

"Letter of Credit Agreement" means Bank's standard form Application and Agreement for Commercial Letter of Credit, Bank's standard form Application for Standby Letter of Credit and Standby Letter of Credit Agreement, or other standard application and agreement for letters of credit in use by Bank from time to time.

"Letters of Credit" means the letters of credit in Bank's standard form from time to time issued pursuant to Section 3.1 and any Existing Letters of Credit.

"Lien or Encumbrance" and "Liens and Encumbrances" mean, respectively, each and all of the following: (i) any lease or other right to use; (ii) any assignment as security, conditional sale, grant in trust, lien, mortgage, pledge, security interest, title retention arrangement, other encumbrance, or other interest or right securing the payment of money or the performance of any other liability or obligation, whether voluntarily or involuntarily created and whether arising by agreement, document, or instrument, under any law, ordinance, regulation, or rule (federal, state, local, or foreign), or otherwise; and (iii) any option, right of first refusal, other right to acquire, or other interest, or right.

"Loan Documents" means this Agreement, the Note, the Letter of Credit Agreements executed and delivered by Borrower in connection with Letters of Credit from time to time, and any other agreements, documents, or instruments from time to time evidencing, guarantying, securing, or otherwise relating to the Note, as they may be amended, modified, extended, renewed, or supplemented from time to time.

"Loan Party" means Borrower and each other Person that from time to time is or becomes obligated to Bank under any Loan Document or grants any Collateral.

"Material Adverse Change" means any change in the assets, business, financial condition, operations, prospects, or results of operations of any Loan Party or any other event or condition that (i) materially and adversely affects the likelihood of performance by any Loan Party of any of the Obligations, (ii) materially and adversely affects the ability of any Loan Party to perform any of the Obligations, (iii) materially and adversely affects the legality, validity, or binding nature of any of the Obligations or any Lien or Encumbrance securing any of the Obligations, or (iv) materially and adversely affects the priority of any Lien or Encumbrance securing any of the Obligations.

"Note" means the Promissory Note, dated of even date herewith, of Borrower payable to Bank, as it may be amended, modified, extended, renewed, restated, or supplemented from time to time.

"Obligations" means the obligations of the Loan Parties under the Loan Documents (including, without limitation, the obligation to pay Reimbursement Amounts).

"Permitted Exceptions" means Liens and Encumbrances in favor of Bank, leases of inventory for fair consideration in the ordinary course of Borrower's business, Liens and Encumbrances shown on financial statements of Borrower delivered to Bank prior to the date of this Agreement, Liens and Encumbrances otherwise disclosed to Bank in writing prior to the date of this Agreement, other Liens and Encumbrances consented to by Bank in writing from time to time in its absolute and sole discretion and purchase money security interests.

"Person"  means  a  natural  person,   a  partnership,   a  joint  venture,   an
unincorporated association, a limited liability company, a corporation, a trust, any other legal entity, or any Governmental Authority.

"Reimbursement Amount" means the amount Borrower is obligated to pay to Bank under a Letter of Credit Agreement in respect of a draft drawn or drawn and accepted under the respective Letter of Credit, which amount shall be the amount of the draft or acceptance and all costs, expenses, fees, and other amounts then payable by Borrower to Bank under the Letter of Credit Agreement.

"Standard Number of Days" means the standard number of days established by Bank from time to time to allow for delivery to Bank of drafts drawn under letters of credit issued by Bank and presented to financial institutions other than Bank for delivery to Bank. Bank may change such number of days at any time and from time to time in its absolute and sole discretion without notice to Borrower and may have a different number of days for commercial letters of credit and standby letters of credit.

"Tangible Net Worth" means (i) the sum of all capital accounts of Borrower (including, without limitation, any paid-in capital, capital surplus, and retained earnings), less (ii) the sum of the value on Borrower's books of all Intangible Assets.

"Unmatured Event of Default" means any condition or event that with notice, passage of time, or both would be an Event of Default.

3. LETTERS OF CREDIT AND LOAN FACILITY

     3.1     Letters of Credit.

             3.1.1 Issuance of Letters of Credit. Subject to the terms and conditions of this Agreement and the Letter of Credit Agreements and subject to the policies, procedures, and requirements of Bank in effect from time to time for issuance of Letters of Credit (including, without limitation, payment of letter of credit fees), Bank agrees to issue, from time to time on or before the scheduled Commitment expiration date set forth in Section 1, Letters of Credit upon request by and for the account of Borrower, provided that as to each requested Letter of Credit Borrower has delivered to Bank a completed and executed Letter of Credit Agreement, and provided further that the date that is the Standard Number of Days after the last date for payment of drafts drawn or drawn and accepted under a requested Letter of Credit is before the scheduled Commitment expiration date set forth in Section 1. Each reference in this Agreement to "issue" or "issuance" or other forms of such words in relation to Letters of Credit shall also include any extension or renewal of a Letter of Credit. Upon occurrence of an Event of Default or an Unmatured Event of Default, Bank, in its absolute and sole discretion and without notice, may suspend the commitment to issue Letters of Credit. In addition, upon occurrence of an Event of Default, Bank, in its absolute and sole discretion and without notice, may terminate the commitment to issue Letters of Credit.

             3.1.2 Issuance Procedure. To obtain a Letter of Credit, Borrower shall complete and execute a Letter of Credit Agreement and submit it to the letter of credit department of Bank. Upon receipt of a completed and executed Letter of Credit Agreement, Bank will process the application in accordance with the policies, procedures, and requirements of Bank then in effect. If the application meets the requirements of Bank and is within the policies of Bank then in effect, Bank will issue the requested Letter of Credit.

             3.1.3 Reimbursement of Bank for Payment of Drafts Drawn or Drawn and Accepted Under Letters of Credit. The obligation of Borrower to reimburse Bank for payment by Bank of drafts drawn or drawn and accepted under a Letter of Credit shall be as provided in the respective Letter of Credit Agreement. Bank will notify Borrower of payment by Bank of a draft drawn or drawn and accepted under a Letter of Credit and of the respective Reimbursement Amount and will give Borrower the election (i) to pay the Reimbursement Amount pursuant to the respective Letter of Credit Agreement or (ii) to pay the Reimbursement Amount by Bank making an Advance subject to the terms and conditions of this Agreement and applying the proceeds of the Advance to pay the Reimbursement Amount. If
Borrower does not communicate to Bank its election within two Business Days after notification by Bank of payment of the draft or acceptance, Borrower shall be deemed to have elected to pay the Reimbursement Amount by Bank making an Advance hereunder, provided that if the terms and conditions in this Agreement for an Advance hereunder are not satisfied, Borrower shall be deemed to have elected to pay the Reimbursement Amount pursuant to the Letter of Credit Agreement. Each Advance to pay a Reimbursement Amount shall be dated the date that Bank pays the respective draft or acceptance and shall accrue interest from and after such date. If Borrower is to pay the Reimbursement Amount pursuant to the Letter of Credit Agreement, Borrower shall also pay to Bank interest on the Reimbursement Amount from and including the date Bank pays the respective draft or acceptance at the Interest Rate (defined in the Note) until the Reimbursement Amount and such interest are paid in full, provided that if Borrower fails to pay the Reimbursement Amount and accrued interest thereon within five (5) days after notification by Bank to Borrower of payment of the respective draft or acceptance, interest thereafter shall accrue at the Default Rate (as such term is defined in the Note). Such interest shall be computed on the basis of a 360-day year and accrue on a daily basis for the actual number of days elapsed. Notwithstanding the above, if Borrower elects or is deemed to have elected to pay the Reimbursement Amount pursuant to the Letter of Credit Agreement and fails to pay the Reimbursement Amount and interest thereon within five (5) days after notification by Bank to Borrower, Bank, in its absolute and sole discretion and without notice to Borrower and regardless of whether the terms and conditions in this Agreement for Advances are satisfied, may make an Advance under this Agreement in the amount of the Reimbursement Amount and accrued interest thereon and apply the proceeds of such Advance to pay the Reimbursement Amount and accrued interest.

     3.2 Loan Facility. Subject to the terms and conditions of this Agreement, Bank agrees to make Advances to Borrower from time to time on or before the scheduled Commitment expiration date specified in Section 1. Advances shall be on a revolving basis. Advances repaid may be re-borrowed subject to the terms and conditions herein. Although the outstanding principal of the Note may be zero from time to time, the Loan Documents shall remain in full force and effect until the Commitment terminates and all Obligations are paid and performed in full. Upon occurrence of an Event of Default or an Unmatured Event of Default, Bank, in its absolute and sole discretion and without notice, may suspend the commitment to make Advances. In addition, upon occurrence of an Event of Default, Bank, in its absolute and sole discretion and without notice, may terminate the commitment to make Advances. The obligation of Borrower to repay Advances is evidenced by the Note.

     3.3 Letters of Credit and Advances. Letters of Credit may be issued and Advances may be made by Bank at the oral or written request of the respective Person or Persons designated in Section 1. Such Person or Persons are hereby authorized by Borrower to request Letters of Credit and Advances, to execute and deliver Letter of Credit Agreements on behalf of Borrower, and to direct disposition of the proceeds of Advances until written notice of the revocation of such authority is received from Borrower by Bank and Bank has had a reasonable time to act upon such notice. Bank shall have no duty to monitor for Borrower or to report to Borrower the use of Letters or Credit or proceeds of Advances. Advances shall be disbursed by Bank in the manner agreed upon by Bank and Borrower from time to time.

     3.4 Limit on Letters of Credit and Advances. Anything in the Loan Documents to the contrary notwithstanding, the sum from time to time of (i) the aggregate amount of outstanding and undrawn Letters of Credit, (ii) the aggregate amount of outstanding and unpaid drafts drawn or drawn and accepted under Letters of Credit, (iii) the aggregate amount of unpaid Reimbursement Amounts, and (iv) the amount of outstanding and unpaid Advances shall not exceed the Commitment Amount.

     3.5 Fees. Borrower agrees to pay to Bank the following fees, which shall be earned by Bank on the date due under the Loan Documents and shall be non-refundable to Borrower:

             3.5.1 Commitment Fee. A fee for the Commitment in the amount set forth in Section 1, payable on or before the date hereof.

             3.5.2 Attorneys' Costs, Expenses, and Fees. Attorneys costs, expenses, and fees for Bank's counsel in the amount specified by Bank, payable on or before the date hereof.

             3.5.3 Letter of Credit Issuance Fee. A fee for the issuance of the Letter of Credit computed on the amount of the Letter of Credit and at the rate per annum set forth in Section 1., payable upon issuance of the Letter of Credit.

     3.6 Mandatory Prepayments. If for any reason at any time the sum of (i) the aggregate amount of outstanding and undrawn Letters of Credit, (ii) the aggregate amount of outstanding and unpaid drafts drawn or drawn and accepted under Letters of Credit, (iii) the aggregate amount of unpaid Reimbursement Amounts, and (iv) the amount of outstanding and unpaid Advances exceeds the Commitment Amount, Borrower, without notice or demand, shall immediately make a payment to Bank in an amount equal to the sum of (A) such excess and (B) accrued and unpaid interest thereon.

     3.7 Collateral Upon Event of Default. Upon an Event of Default and demand by Bank in its absolute and sole discretion, Borrower shall immediately deliver to Bank as security for all Obligations immediately available funds in an amount equal to the sum of (i) aggregate amount of outstanding and undrawn letters of Credit, and (ii) the aggregate amount of outstanding and unpaid drafts drawn or drawn and accepted under Letters of Credit. Borrower hereby grants to Bank a security interest in all such funds delivered to Bank to secure payment and performance of the Obligations.

4. CONDITIONS PRECEDENT TO EACH ADVANCE AND LETTER OF CREDIT. Bank shall be obligated to issue a Letter of Credit or make an Advance when requested by Borrower only if the representations and warranties by the Loan Parties in the Loan Documents are accurate on and as of this Agreement and on and as of the date of issuance of the Letter of Credit or of making the Advance before and after giving effect to the Letter of Credit or the Advance and the application of the proceeds of the Advance. Delay or failure by Bank to insist on satisfaction of any condition of issuance of a Letter of Credit or making an Advance shall not be a waiver of such condition precedent or any other condition precedent. If Borrower is unable to satisfy any condition precedent of issuance of a Letter of Credit or making an Advance, the issuance of the Letter of Credit or the making of the Advance shall not preclude Bank from thereafter declaring the condition or event causing such inability to be an Event of Default.

5. BORROWER REPRESENTATIONS AND WARRANTIES.

     5.1  Closing  Representations  and  Warranties.   Borrower  represents  and
warrants to Bank as of the date of this Agreement:

             5.1.1 Purpose of Advances and Letters of Credit. Borrower intends to use Advances and Letters of Credit only for the purposes described in Section 1.

             5.1.2 Accurate Information. All information in any loan application, financial statement, certificate, or other document and all other information delivered by or on behalf of Borrower to Bank in obtaining the Commitment is correct and complete. There are no omissions therefrom that result in any such information being incomplete, incorrect, or misleading as of the date thereof. There has been no Material Adverse Change as to Borrower since the date of such information. All financial statements heretofore delivered to Bank by Borrower accurately present the financial condition and results of operations of Borrower as at the dates thereof and for the periods covered thereby. The fiscal year of Borrower is as set forth in Section 1.

             5.1.3 Legal Proceedings; Hearings, Inquiries, and Investigations. Except as disclosed to Bank in writing prior to the date of this Agreement, (i) no legal proceeding is pending or, to the best knowledge of Borrower, threatened before any arbitrator, other private adjudicator, or Governmental Authority to which Borrower is a party or by which Borrower or any assets or property of Borrower may be bound or affected that if resolved adversely to Borrower could result in a Material Adverse Change, and (ii) no hearing, inquiry, or investigation relating to Borrower or any assets or property of Borrower is pending or, to the best knowledge of Borrower, threatened by any Governmental Authority.

             5.1.4 Taxes. Borrower has filed or caused to be filed all tax returns (federal, state, local, and foreign) required to be filed by Borrower and has paid all taxes and other amounts shown thereon to be due (including, without limitation, any interest and penalties).

             5.1.5 No Event of Default or Unmatured Event of Default. No Event of Default and no Unmatured Event of Default has occurred and is continuing.

             5.1.6 No Approvals. No approval, authorization, bond, consent, certificate, franchise, license, permit, registration, qualification, or other action or grant by or filing with any Person is required in connection with the execution, delivery, or performance by Borrower of the Borrower Loan Documents.

             5.1.7 No Conflicts. The execution, delivery, and performance by Borrower of the Borrower Loan Documents will not conflict with, or result in a violation of or a default under: any applicable law, ordinance, regulation, or rule (federal, state, or local); any judgment, order, or decree of any arbitrator, other private adjudicator, or Governmental Authority to which Borrower is a party or by which Borrower or any of the assets or property of Borrower is bound; any of the Approvals or Permits; or any agreement, document, or instrument to which Borrower is a party or by which Borrower or any of the assets or property of Borrower is bound.

             5.1.8 Execution and Delivery and Binding Nature of Borrower Loan Documents. The Borrower Loan Documents have been duly executed and delivered by or on behalf of Borrower. The Borrower Loan Documents are legal, valid, and binding obligations of Borrower, enforceable in accordance with their terms against Borrower, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, or similar laws and by equitable principles of general application.

             5.1.9 Approvals and Permits; Assets and Property. Borrower has obtained and there are in full force and effect all Approvals and Permits. Borrower owns or leases all assets and property necessary for conduct of the business and operations of Borrower. Such assets and property are not subject to any Liens and Encumbrances, other than Permitted Exceptions.

             5.1.10 ERISA. Borrower is in compliance with ERISA. No Reportable Event or Prohibited Transaction (as defined in ERISA) or termination of any plan has occurred and no notice of termination has been filed with respect to any plan established or maintained by Borrower and subject to ERISA. Borrower has not incurred any material funding deficiency within the meaning of ERISA or any material liability to the Pension Benefit Guaranty Corporation in connection with any such plan established or maintained by Borrower. Borrower is not a party to any Multiemployer Plan (as defined in ERISA).

             5.1.11 Environmental Matters. To the best knowledge of Borrower after due investigation, Borrower is in compliance in all material respects with all environmental, all health, and all safety laws, ordinances, regulations, and rules (federal, state, and local) applicable to Borrower, the assets or property of Borrower, the business or operations of Borrower, or the products or services of Borrower. Borrower does not have any material existing or contingent liability in connection with any disposal, generation, manufacture, processing, production, release, storage, transportation, treatment, or use of any hazardous or toxic substance or waste.

             5.1.12 Investment Company Act; Public Utility Holding Company Act. Borrower is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Borrower is not a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

             5.1.13 Margin Securities. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System). No proceeds of any Advance will be used to purchase or carry any margin stock or extend credit to others for the purpose of purchasing or carrying margin stock or for any purpose that violates or is inconsistent with Regulation X of the Board of Governors.

             5.1.14 Corporation, Limited Liability Company, or Partnership Existence, Authority, and Authorization. If Borrower is a corporation, a limited liability company, or a partnership, Borrower is validly existing, and in the case of a corporation or limited liability company is in good standing, under the laws of the jurisdiction of its formation or organization and has the requisite power and authority to execute, deliver, and perform the Borrower Loan Documents. The execution, delivery, and performance by Borrower of the Borrower Loan Documents have been duly authorized by all requisite action by or on behalf of Borrower and will not conflict with, or result in a violation of or a default under, the certificate of incorporation or bylaws, the limited liability company operating agreement, or the partnership agreement of Borrower, as the case may be. If Borrower is not formed or organized under the law of the State of Arizona, Borrower is qualified to do business as a foreign corporation, limited liability company, or partnership, as the case may be, and in the case of a corporation or limited liability company is in good standing, under the law of the State of Arizona.

     5.2 Representations and Warranties Upon Requests for Advances or Letters of Credit. Each request for an Advance or a Letter of Credit shall be a representation and warranty by Borrower to Bank that the representations and warranties in this Section 5 are correct and complete as of the date of the Advance or Letter of Credit and that the conditions precedent in Section 4 are satisfied as of the date of the Advance or Letter of Credit.

     5.3 Representations and Warranties Upon Delivery of Financial Statements, Documents, and Other Information. Each delivery by Borrower to Bank of financial statements, other documents, or information after the date of this Agreement (including, without limitation, documents and information delivered in obtaining an Advance) shall be a representation and warranty that such financial statements, other documents, or information is correct and complete, that there are no omissions therefrom that result in such financial statements, other documents, or information being incomplete, incorrect, or misleading as of the date thereof, and that such financial statements accurately present the financial condition and results of operations of Borrower as at the dates thereof and for the periods covered thereby.

6. BORROWER AFFIRMATIVE COVENANTS. Until the Commitment terminates in full, until all Letters of Credit expire or are drawn in full, until all drafts drawn under or drawn and accepted under Letters of Credit are paid in full, and until the Obligations are paid and performed in full, Borrower agrees that:

     6.1 Use of Advances. Borrower shall use Advances only for the purposes described in Section 1.

     6.2 Further Assurances, Costs and Expenses of Borrower's Performance of Covenants and Satisfaction of Conditions. Borrower shall promptly execute, acknowledge, and deliver and, as appropriate, cause to be duly filed and recorded such additional agreements, documents, and instruments and do or cause to be done such other acts as Bank may reasonably request from time to time to better assure, perfect, preserve, and protect the rights and remedies of Bank under the Loan Documents. Borrower shall perform all of its obligations and satisfy all conditions under the Loan Documents at its sole cost and expense.

     6.3 Books and Records; Access By Bank. Borrower shall maintain a single, standard, modern system of accounting (including, without limitation, a single, complete, and accurate set of books and records of its assets, business, financial condition, liabilities, operations, property, prospects, and results of operations) in accordance with good accounting practices. Borrower shall furnish to Bank all information concerning Borrower and the assets, business, financial condition, liabilities, operations, property, prospects, and results of operation of Borrower as Bank reasonably requests from time to time. During business hours Borrower shall give representatives of Bank access to all assets, property, books, records, documents and personnel of Borrower and shall permit Bank representatives to inspect such assets and property, to audit, copy, examine, and make excerpts from the books, records, and documents, and to make inquiry of Borrower and Borrower's personnel and receive answers. Borrower shall, and shall cause the personnel of Borrower, to cooperate and assist Bank and Bank's representatives. In this regard, without limitation, Bank shall have the right to conduct semi-annual inspections of the receivables and inventory of Borrower. In addition, Bank shall have the right to verify any information provided by Borrower to Bank by inquiry to any appropriate third Persons.

     6.4 Information and Statements. Borrower shall furnish to Bank:

             6.4.1 Fiscal Period Financial Statements. As soon as available and in any event within the number of days set forth in Section 1 after the end of each fiscal period of Borrower set forth in Section 1, except the last period in each fiscal year of Borrower, copies of the balance sheet of Borrower as of the end of such fiscal period and statements of income and retained earnings and a statement of cash flow of Borrower for such fiscal period and for the portion of the fiscal year of Borrower ending with such fiscal period, in each case setting forth in comparative form the figures for the corresponding period for the preceding fiscal year, all in reasonable detail, prepared in accordance with the requirements in Section 1, containing the certifications specified in Section 1 and signed on behalf of Borrower by the person(s) named in Section 1.

             6.4.2 Annual Financial Statements. As soon as available and in any event within the number of days set forth in Section 1 after the end of each fiscal year of Borrower, copies of the balance sheet of Borrower as of the end of such fiscal year and statements of income and retained earnings and a statement of cash flow of Borrower for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year of Borrower, all in reasonable detail and prepared in accordance with the requirements in
Section 1, containing the certifications specified in Section 1.

     6.5 Law; Judgments; Material Agreements; Approvals and Permits. Borrower shall comply with all laws, ordinances, regulations, and rules (federal, state, local, and foreign) and all judgments, orders, and decrees of any arbitrator, other private adjudicator, or Government Authority relating to Borrower or the assets, business, operations, or property of Borrower. Borrower shall comply in all material respects with all material agreements, documents, and instruments to which Borrower is a party or by which Borrower or any of the assets or property of Borrower is bound or affected. Borrower shall obtain and maintain in full force and effect all Approvals and Permits and shall comply with all conditions and requirements of all Approvals and Permits.

     6.6 Taxes and Other Indebtedness. Borrower shall pay and discharge (i) before delinquency all taxes, assessments, and governmental charges or levies imposed upon it, upon its income or profits, or upon any of its assets or property, (ii) when due all lawful claims (including, without limitation, claims for labor, materials, and supplies), that, if unpaid, might become a Lien or Encumbrance upon any of its assets or property, and (iii) when due, all its other indebtedness. 6.7 Assets and Property. Borrower shall maintain, keep, and preserve all of its assets and property (tangible and intangible) necessary or useful in the proper conduct of its business and operations in good working order and condition, ordinary wear and tear excepted.

     6.8 Insurance. In addition to any insurance required under any of the other Loan Documents, Borrower shall maintain workmen's compensation insurance, product and public liability insurance, insurance on its assets and property now or hereafter owned, and such other forms of insurance as is customary in the industry of Borrower, against such casualties, risks, and contingencies, in such amounts, and with such insurance companies as are satisfactory to Bank, in its reasonable discretion. Borrower shall deliver to Bank from time to time as Bank may request, schedules setting forth all insurance then in effect and copies of the policies.

     6.9 Environmental Laws. Without limiting the generality of Section 6.5, Borrower shall comply with all environmental, all health, and all safety laws, ordinances, regulations, and rules (federal, state, local, and foreign) applicable to Borrower, the business or operations of Borrower, the assets or property of Borrower, or the products or services of Borrower. Borrower may use and store for its own use hazardous or toxic substances. Borrower shall not dispose of, generate, manufacture, process, produce, release, transport, or treat or otherwise store or use any hazardous or toxic substances or wastes. Borrower shall notify Bank immediately of any environmental inquiry or claim from any Governmental Authority or other Person relating to Borrower or any assets, property, business, operations, product, or service of Borrower. 6.10 ERISA. Borrower shall fund each Defined Benefit Plan and Defined Contribution Plan (as such terms are defined in ERISA) established or maintained by or for Borrower so that there is never an Accumulated Funding Deficiency (as defined in Section 412 of the Internal Revenue Code of 1986, as amended).

     6.11 Financial Covenants. Except as otherwise noted, all financial computations shall be made in accordance with GAAP. Until the Commitment terminates in full and until the Obligations are paid and performed in full, or, if so specified in Section 1, for the respective period(s) specified in Section 1, Borrower agrees that Borrower shall maintain:

             6.11.1 Tangible Net Worth. A minimum Tangible Net Worth in the amount set forth in Section 1.

             6.11.2  Current  Ratio.  A  minimum  current  ratio as set forth in
Section 1, calculated by dividing Borrower's Current Assets by Borrower's Current Liabilities.

             6.11.3 Fixed Coverage Ratio. A minimum Fixed Coverage Ratio in the amount set forth in Section 1.

             6.11.4 Maximum Net Loss Net Loss not in excess of the amount set forth in Section 1.

     6.12 Corporation, Limited Liability Company, or Partnership Existence. If Borrower is a corporation, a limited liability company, or a partnership, Borrower shall continue to be validly existing, and in the case of a corporation or a limited liability company in good standing, under the law of the jurisdiction of its organization or formation. If Borrower is not formed or organized under the laws of the State of Arizona, Borrower shall continue to be qualified to do business as a foreign corporation, limited liability company, or partnership, as the case may be, and in the case of a corporation or limited liability company to be in good standing, under the law of the State of Arizona.

7. BORROWER NEGATIVE COVENANTS. Until the Commitment terminates in full, until all Letters of Credit expire or are drawn in full, until all drafts drawn or drawn and accepted under Letters of Credit are paid in full, and until the Obligations are paid and performed in full, Borrower agrees:

     7.1 Corporation, Limited Liability Company, and Partnership Restrictions. If Borrower is a corporation, a limited liability company, or a partnership, Borrower shall not issue any material amount of capital stock or other securities of or any limited liability company interest or partnership interest in Borrower or grant any material amount of option(s), right-of- first-refusal, warrant, or other right to purchase or acquire any capital stock or other securities of or any limited liability company interest or partnership interest in Borrower. Borrower shall not be dissolved or liquidated. Borrower shall not amend, modify, restate, supplement, or terminate its certificate of incorporation or bylaws, its limited liability company operating agreement, or its partnership agreement, as the case may be. If a corporation, Borrower shall not reorganize itself or consolidate with or merge into any other corporation or any limited liability company or permit any other corporation or any limited liability company to be merged into Borrower. If a limited liability company, Borrower shall not consolidate or merge with any corporation, any other limited liability company, or any other legal entity.

     7.2 Change in or Reacquisition of Ownership Interests in Borrower. In addition to any requirement in any other Loan Document, if Borrower is a corporation, a limited liability company, or a partnership, Borrower shall not repurchase any material amount of capital stock of or any limited liability company interest or partnership interest in Borrower or any material amount of option(s), right-of-first refusal, warrant or other right to purchase any material amount of capital stock or other securities of or any limited liability company interest or partnership interest in Borrower. In addition, Borrower shall not suffer to occur or exist, whether occurring voluntarily or involuntarily, after the date of this Agreement any change in the legal or beneficial ownership of any capital stock of or limited liability company interest or partnership interest in Borrower, without the prior written consent of Bank in its absolute and sole discretion.

     7.3 Name, Fiscal Year, Accounting Method, and Lines of Business. Borrower shall not change its name, fiscal year, or method of accounting. Borrower shall not directly or indirectly, engage in any business other than the telecom products, telecom networks, voice processing software, long distance services, specialized computer-telephony software applications, telephone systems, telephonic switches and telephones, maintenance, leasing and support services, long distance calling services, and voice mail and other telecommunications applications business, discontinue any material lines(s) of business, or substantially alter its method of doing business.

     7.4 Acquisitions, Loans, Investments, Guaranties, Subordinations. Borrower shall not directly or indirectly (i) acquire by purchase, lease, or otherwise all or substantially all the assets of any other person, (ii) make any loan or advance to any other Person, (iii) purchase or otherwise acquire any capital stock or other securities of any other Person, any limited liability company interest or partnership interest in any other Person, or any warrants or other options or rights to acquire any capital stock or securities of any other Person or any limited liability company interest or partnership interest in any other Person, (iv) make any capital contribution to any other Person, (v) otherwise invest in or acquire any interest in any other Person, (vi) guaranty or otherwise become obligated in respect of any indebtedness of any other Person, or (vii) subordinate any claim against or obligation of any other Person to Borrower to any other indebtedness of such Person.

Notwithstanding the above, Borrower may otherwise invest in or acquire any interest in any other Person, not to exceed $5,000,000.00 in any one instance or $15,000,000.00 in the aggregate in any one year.

     7.5 Disposition of All or Substantially All Assets. Borrower shall not sell, transfer, lease, or otherwise dispose of all or any substantial part of the assets, business, operations, or property of Borrower.

     7.6 Negative Pledge. Except for Permitted Exceptions, Borrower shall not grant or suffer to exist any Lien or Encumbrance upon any assets or property of Borrower.

     7.7 Capital Expenditures. Borrower shall not, in any twelve (12) month period, acquire additional fixed assets that have an aggregate total cost to Borrower in excess of the amount set forth in Section 1, excluding acquisitions.

     7.8 Leases. Borrower shall not enter into any lease of personal property that would cause Borrower's total rental obligations for all leases of personal property in any fiscal year of Borrower to exceed the amount set forth in
Section 1.

     7.9 Indebtedness. Borrower shall not assume, create, incur, or permit to exist any indebtedness, except (i) existing indebtedness disclosed on financial statements delivered to Bank prior to the date of this Agreement, (ii) the Obligations, and (iii) other indebtedness and trade obligations and normal accruals in the ordinary course of business not yet due and payable, in the case of (i), (ii), and (iii) in excess in the aggregate of the amount set forth in
Section 1.

     7.10 Maximum Net Loss. The maximum net loss for any quarter, cumulative for an four quarters or any two consecutive quarters shall not exceed the amount-set forth in Section 1..

8. BANK'S  OBLIGATIONS  TO BORROWER  ONLY.  The  obligations  of Bank under this
Agreement are for the benefit of Borrower only. No other Person shall have any rights hereunder or be a third-party beneficiary hereof.

9. PROVISIONS IN NOTE GOVERN THIS AGREEMENT. This Agreement is subject to certain terms and provisions in the Note, to which reference is made for a statement of such terms and provisions.

10. COUNTERPART EXECUTION AND FACSIMILE DELIVERY. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document. Delivery of executed copies of this Agreement may be made by facsimile transmission with the same effect as delivery of executed originals of this Agreement.

DATED as of the date first above stated.

BANK ONE, ARIZONA, NA,
a national banking association


By:
   ------------------------------------
Name:  Craig Hoskin
Title: Vice President


INTER-TEL, INC.,
an Arizona corporation


By:
   ------------------------------------
Name:        Kurt R. Kneip
Title:       Vice President/Chief Financial Officer/
             Secretary/Treasurer